Exhibit 99.1

COLONY FINANCIAL, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2011
		Pro Forma
	As Reported	Adjustments			Adjusted
ASSETS
Cash	$5,728		$10,540	(a)	$16,268
Investments in unconsolidated joint ventures	413,813		(7,080)	(a)	406,733
Loans receivable, net	228,900				228,900
Beneficial interests in securities, available-for-sale, at fair value	31,784				31,784
Other assets	15,118				15,118

Total assets	$695,343		$3,460		$698,803

LIABILITIES AND EQUITY
Liabilities:
Line of credit	$32,000	$			$32,000
Secured financing	13,889				13,889
Accrued and other liabilities	13,626				13,626
Due to affiliates	3,496				3,496
Dividends payable	10,716				10,716
Deferred underwriting discounts and commissions payable to underwriters	5,750				5,750
Deferred underwriting discounts and commissions reimbursable to Manager	5,750				5,750

Total liabilities	85,227		—		85,227

Commitments and contingencies
Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—				—
Common stock, $0.01 par value, 450,000,000 shares authorized, 32,471,700 shares issued and outstanding	325				325
Additional paid-in capital	595,543				595,543
Retained earnings	5,536		3,460	(a)	8,996
Accumulated other comprehensive loss	(1,804)				(1,804)

Total stockholders’ equity	599,600		3,460		603,060
Noncontrolling interest	10,516				10,516

Total equity	610,116		3,460		613,576

Total liabilities and equity	$695,343		$3,460		$698,803

See notes to unaudited pro forma consolidated financial statements.

COLONY FINANCIAL, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Nine Months Ended September 30, 2011
		Pro Forma
	As Reported	Adjustments		Adjusted
Income
Equity in income of unconsolidated joint ventures	$33,868	$(743	) (b)(c)	$33,125
Interest income	10,877			10,877
Other operating income from affiliates	1,543			1,543

Total income	46,288	(743)		45,545

Expenses
Base management fees	5,841			5,841
Incentive fees	88			88
Investment expenses	844			844
Investment expenses reimbursed to affiliate	1,020			1,020
Interest expense	1,652			1,652
Administrative expenses	3,125			3,125
Administrative expenses reimbursed to affiliate	1,321			1,321

Total expenses	13,891	—		13,891

Net unrealized loss on derivatives	(8)			(8)
Foreign exchange loss, net of foreign currency hedges	(143)			(143)

Income before income tax benefit	32,246	(743)		31,503
Income tax provision	253			253

Net income	31,993	(743)		31,250
Net income attributable to noncontrolling interest	799			799

Net income attributable to common stockholders	$31,194	$(743)		$30,451

Net income per common share:
Basic	$1.14			$1.11

Diluted	$1.12			$1.10

Weighted average number of common shares outstanding:
Basic	27,400,400			27,400,400

Diluted	27,750,000			27,750,000

See notes to unaudited pro forma consolidated financial statements.

COLONY FINANCIAL, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share and per share data)

	Year Ended December 31, 2010
		Pro Forma (Unaudited)
	As Reported	Adjustments		Adjusted
Income
Equity in income of unconsolidated joint ventures	$24,227	$(419	) (c)(d)	$23,808
Interest income	3,158			3,158
Other operating income	40			40

Total income	27,425	(419)		27,006

Expenses
Base management fees	3,542			3,542
Investment expenses	442			442
Interest expense	555			555
Administrative expenses	3,687			3,687
Administrative expenses reimbursed to affiliate	1,656			1,656

Total expenses	9,882	—		9,882

Other income and expenses
Realized gain on sale of loan receivable	603			603
Foreign exchange loss, net of gain on foreign currency hedge of $43	(149)			(149)

Income before income taxes	17,997	(419)		17,578
Income tax provision	243			243

Net income	17,754	(419)		17,335
Net income attributable to noncontrolling interest	23			23

Net income attributable to common stockholders	$17,731	$(419)		$17,312

Net income per common share:
Basic	$1.20			$1.18

Diluted	$1.18			$1.15

Weighted average number of common shares outstanding:
Basic	14,716,200			14,716,200

Diluted	15,003,700			15,003,700

See notes to unaudited pro forma consolidated financial statements.

COLONY FINANCIAL, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. Pro Forma Adjustments

On March 5, 2012, ColFin FRB Investor, LLC (“FRB Investor”), an unconsolidated joint venture in which Colony Financial, Inc. (the “Company”) holds a 5.91% ownership interest, completed the sale of 6,198,500 shares of common stock in First Republic Bank. The shares were sold in connection with First Republic Bank’s secondary public offering. FRB Investor, which owned an approximate 15.2% interest in First Republic Bank prior to the disposition, currently owns an approximate 10.4% interest in First Republic Bank. The Company’s indirect ownership interest in First Republic Bank is approximately 0.6% through its ownership in FRB Investor.

The Company’s unaudited pro forma consolidated financial statements give effect to the disposition of 31.6% of its investment in First Republic Bank. The Company’s pro forma balance sheet as of September 30, 2011 includes adjustments to reflect the disposition as if it had occurred at that date. The statements of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010 include adjustments to reflect the disposition as if it had occurred at the beginning of each period presented. The following pro forma adjustments are included:

(a)	Represents the Company’s share of proceeds, reduction in investment in unconsolidated joint venture and gain on sale of approximately $10.5 million, $7.1 million and $3.5 million, respectively, resulting from the sale of 6,198,500 shares of First Republic Bank’s common stock by FRB Investor in connection with the closing of First Republic Bank’s secondary offering on March 5, 2012.

(b)	Represents the reduction of the Company’s pro rata share of First Republic Bank’s net income for the nine months ended September 30, 2011 as a result of FRB Investor’s sale of shares in First Republic Bank’s secondary public offering on March 5, 2012.

(c)	Does not include the non-recurring gain on sale of approximately $3.5 million resulting from the Company’s disposition of a portion of its indirect interest in First Republic Bank.

(d)	Represents the reduction of the Company’s pro rata share of First Republic Bank’s net income for the year ended December 31, 2010 as a result of FRB Investor’s sale of shares in First Republic Bank’s secondary public offering.